EXHIBIT 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the use in this Registration Statement on Form SB-2 of our report dated May 12, 2006 (except for Note 2 and comprehension of the translation of Renminbi amounts into United States dollar amounts which are dated November 26, 2006), relating to the consolidated financial statements of ChinaCast Communication Holdings Limited, appearing in such Registration Statement.
We also consent to the reference to us under the heading “Experts” in such Prospectus.
/s/ Deloitte Touche Tohmatsu CPA Ltd.
Deloitte Touche Tohmatsu CPA Ltd.
Beijing, China
February 12, 2007